      As filed with the Securities and Exchange Commission on December 26, 1996
                                                       REGISTRATION NO. 33-99974
                                                                        --------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                            ------------------------------

                          POST-EFFECTIVE AMENDMENT NO. 1 TO
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                            ------------------------------

                             RISK CAPITAL HOLDINGS, INC.
                (Exact name of registrant as specified in its charter)

         DELAWARE                                             06-1424716
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                                   20 HORSENECK LANE
                             GREENWICH, CONNECTICUT 06830
                       (Address of Principal Executive Offices)

                            ------------------------------

      RISK CAPITAL HOLDINGS, INC. 1995 LONG TERM INCENTIVE AND SHARE AWARD PLAN
                                         AND
            RISK CAPITAL HOLDINGS, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN
                              (Full titles of the plans)

                            ------------------------------

                                 PETER A. APPEL, ESQ.
                   MANAGING DIRECTOR, GENERAL COUNSEL AND SECRETARY
                             RISK CAPITAL HOLDINGS, INC.
                                  20 HORSENECK LANE
                             GREENWICH, CONNECTICUT 06830
                       (Name and address of agent for service)

                                    (203) 862-4300
            (Telephone number, including area code, of agent for service)

                            ------------------------------

                                       Copy to:
                                 Immanuel Kohn, Esq.
                               Cahill Gordon & Reindel
                                    80 Pine Street
                               New York, New York 10005

                            ------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

REOFFER PROSPECTUS

                             RISK CAPITAL HOLDINGS, INC.

                        COMMON STOCK, PAR VALUE $.01 PER SHARE

                      1,700,000 shares issued or issuable under
      the Risk Capital Holdings, Inc. 1995 Long Term Incentive and Share Award
                      Plan and 120,000 shares issued or issuable
       under the Risk Capital Holdings, Inc. 1995 Employee Stock Purchase Plan

    This Prospectus relates to the offer and sale of shares of common stock, par value $.01 per share (the "Common Stock"), of Risk Capital Holdings, Inc. (the "Company"), which may be offered hereby from time to time by any or all of the selling stockholders named herein (the "Selling Stockholders") for their own benefit. The Company will receive no part of the proceeds of sales made hereunder. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

    All or a portion of the Common Stock offered hereby may be offered for sale, from time to time, through the Nasdaq National Market System, or otherwise, at prices and terms then obtainable. All brokers' commissions, concessions or discounts will be paid by the Selling Stockholders. The Company will not receive any of the proceeds from sales by Selling Stockholders.

    The Selling Stockholders and brokers through whom sales of the Common Stock are made may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). In addition, any profits realized by the Selling Stockholders or such brokers on the sale of the Common Stock may be deemed to be underwriting commissions under the Securities Act.

    The Company's Common Stock is traded on the Nasdaq National Market System under the symbol "RCHI". The last reported sale price of the Common Stock on the Nasdaq National Market System on December 24, 1996 was $18 1/8 per share.

                            ------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSIONS NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------------

                   The date of this Prospectus is December 26, 1996

                                  TABLE OF CONTENTS
                                                                            Page
                                                                            ----


Available Information. . . . . . . . . . . . . . . . . . . . . . . .         3
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . .         4
Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . .         4
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . .         6
Incorporation of Certain Documents by Reference. . . . . . . . . . .         6
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
Indemnification of Directors and Officers. . . . . . . . . . . . . .         7

    No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.


                                AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

    This Prospectus does not contain all of the information set forth in the Registration Statement of which this Prospectus is a part and which the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which can be inspected at, or obtained at prescribed rates from, the Public Reference Section of the Commission at the address set forth above. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to this Prospectus.

    The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). See "Incorporation of Certain Documents by Reference." Requests should be directed to Risk Capital Holdings, Inc., 20 Horseneck Lane, Greenwich, Connecticut 06830, Attention: Secretary; telephone number: (203) 862-4300.

    Such reports and other information can also be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission's web site (HTTP:WWW.SEC.GOV).

                                     THE COMPANY

    The Company was incorporated in Delaware on March 20, 1995. The principal executive offices are located at 20 Horseneck Lane, Greenwich, Connecticut 06830, (203) 862-4300.


                                   USE OF PROCEEDS

    The Company will not receive any proceeds from the sale of the shares of Common Stock offered hereby. All proceeds will be received by the Selling Stockholders.


                                 SELLING STOCKHOLDERS

    Under the Company's 1995 Long Term Incentive and Share Award Plan (the
"Long Term Incentive Plan"), there are available 1,700,000 shares of the Common Stock for issuance to officers and directors of the Company or its subsidiaries, and under the Company's 1995 Employee Stock Purchase Plan (together with the Long Term Incentive Plan, the "Plans"), there are available 120,000 shares of Common Stock for issuance to employees of the Company or its subsidiaries. The shares of Common Stock to which this Prospectus relates are being registered for reoffers and resales by Selling Stockholders who may acquire, or have acquired, such shares pursuant to the Plans. The Selling Stockholders named below may resell all, a portion, or none of the shares that they have acquired or may acquire pursuant to the Plans. As a result, no estimate can be given as to the amount of securities that will be held by the Selling Stockholders after completion of sale of the shares of Common Stock offered hereby.

    Participants under the Plans who are deemed affiliates of the Company who acquire Common Stock under the Plans may be added to the Selling Stockholders listed below from time to time, either by means of post-effective amendment to the Registration Statement of which this Prospectus forms a part or by use of a prospectus supplement filed pursuant to Rule 424 under the Securities Act. Non-affiliates who have not been named as Selling Stockholders in the Prospectus and who hold less than, the lesser of 1,000 shares or one percent (1%) of the shares of Common Stock issuable under the respective Plan, may use this Prospectus for reoffers and resales of Common Stock up to that amount without being named in this Prospectus as a Selling Stockholder.

    The following table sets forth certain information concerning the Selling Stockholders as of November 28, 1996. Except as disclosed below, none of such Selling Stockholders has, or within the past three years has had, any position, office or other material relationship with the Company:



                                                                               MAXIMUM NUMBER OF
                                                                               SHARES OWNED AND/OR
                                                           SHARES OWNED        SUBJECT TO OUTSTANDING
                             POSITION WITH                 PRIOR TO            OPTIONS WHICH MAY BE
NAME                         THE COMPANY                   OFFERING (1)        OFFERED HEREBY (2)
----                         -----------                   ------------        ------------------

Mark D. Mosca                President, Director           146,900 (3)         120,000 (3)
Robert Clements              Chairman, Director            177,553 (4)(5)          450 (5)
Peter A. Appel               Managing Director,
                               General Counsel and
                               Secretary                    30,000 (6)          30,000 (6)
Bonnie L. Boccitto           Managing Director (7)          30,000 (6)          30,000 (6)
Paul J. Malvasio             Managing Director, Chief
                               Financial Officer and
                               Treasurer                    30,000 (6)          30,000 (6)
Richard D. Robinson          Managing Director (7)          25,000 (8)          25,000 (8)
Debra M. O'Connor            Senior Vice President,
                               Controller                    9,000 (9)(10)       7,500 (9)
Charlene A. Heffernan        Vice President, Operations      6,000 (9)(10)       5,000 (9)
Joseph N. King               Vice President, Treaty          3,600 (9)(10)       3,000 (9)
Michael P. Esposito, Jr.     Director                        1,450 (5)             450 (5)
Allan W. Fulkerson           Director                        1,450 (5)             450 (5)
Lewis L. Glucksman           Director                          450 (5)             450 (5)
Ian R. Heap                  Director                        2,950 (5)             450 (5)
Thomas V. A. Kelsey          Director                          100 (5)             100 (5)
Philip L. Wroughton          Director                        1,450 (5)             450 (5)



--------------------

(1) Under the terms of Rule 13d-3 under the Exchange Act, each Selling Stockholder is deemed the beneficial owner of shares of Common Stock that may be acquired within 60 days upon the exercise of outstanding options and warrants.

(2) Does not constitute a commitment to sell any or all of the stated number of shares of Common Stock. The number of shares offered shall be determined from time to time by each Selling Stockholder at his or her discretion.

(3) Includes 80,000 shares of Common Stock subject to certain restrictions and 20,000 shares of Common Stock subject to immediately exercisable options. Does not include options to purchase 154,000 shares of Common Stock subject to vesting.

(4) The shares shown as beneficially owned by Robert Clements include (i) immediately exercisable Class A warrants to purchase an aggregate of 80,000 shares of Common Stock and (ii) 89,603 shares beneficially owned by Taracay Investors, a general partnership ("Taracay"), the general partners which consist of Mr. Clements and members of his family. Mr. Clements is the managing partner of Taracay.

(5) Includes 450 shares of Common Stock (in the case of Mr. Kelsey, 100 shares) subject to options which are immediately exercisable or become exercisable within 60 days. Does not include options to purchase 100 shares of Common Stock (in the case of Mr. Kelsey, 200 shares) subject to vesting.

(6) Includes 20,000 shares of Common Stock subject to certain restrictions and 5,000 shares of Common Stock subject to options which are immediately exercisable or become exercisable within 60 days. Does not include options to purchase 59,500 shares of Common Stock subject to vesting.

(7) Ms. Boccitto is a Managing Director of the Company and a Managing Director and Chief Underwriting Officer of Risk Capital Reinsurance Company ("Risk Capital Reinsurance"), the Company's wholly owned operating subsidiary. Mr. Robinson is a Managing Director of the Company and a Managing Director and Chief Actuary of Risk Capital Reinsurance.

(8) Includes 25,000 shares of Common Stock subject to certain restrictions. Does not include options to purchase 64,500 shares of Common Stock subject to vesting.

(9) In the case of Ms. O'Connor, Ms. Heffernan and Mr. King, respectively, includes (i) 5,000 (ii) 4,000 and (iii) 2,400 shares of Common Stock subject to certain restrictions

(10) In the case of Ms. O'Connor, Ms. Heffernan and Mr. King, respectively, includes (i) 1,500, (ii) 1,000 and (iii) 600 shares of Common Stock subject to options which are immediately exercisable or become exercisable within 60 days.

                                 PLAN OF DISTRIBUTION

    The Selling Stockholders may sell Common Stock in any of the following ways: (i) through dealers, (ii) through agents or (iii) directly to one or more purchasers. The distribution of the shares of Common Stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions) (A) on any national stock exchanges on which the shares of Common Stock may be traded from time to time in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of such exchanges, (B) in the over-the-counter market, or (C) in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions. Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or commissions from purchasers of shares of Common Stock for whom they may act as agent. The Selling Stockholders and any broker-dealers or agents that participate in the distribution of shares of Common Stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.


                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

         (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

        (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

       (iii) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on July 18, 1995 pursuant to
    Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

    Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


                                    LEGAL MATTERS

    The validity of the Common Stock offered hereby will be passed upon for the Company by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.


                                       EXPERTS

    The consolidated financial statements and the related financial statement schedules incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Price Waterhouse LLP, independent accountants, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the GCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances.
Article Eight of the Amended and Restated Certificate of Incorporation of the Company eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors and officers of the Company to the fullest extent permitted by the GCL. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advancement and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding. Article Seven of the Amended and Restated Bylaws provides indemnification to employees of the Company to the fullest extent permitted by the GCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. The Company believes that the limitation of liability provisions in the Amended and Restated Certificate of Incorporation will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as officers and directors of the Company.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


    Pursuant to the Note to Part I of Form S-8, the information required by
Part I is not required to be filed with the Securities and Exchange Commission (the "Commission").

    Risk Capital Holdings, Inc. (the "Company") will provide without charge to each person to whom a copy of a Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference, except exhibits to such documents. Requests for such information should be directed to the Company, 20 Horseneck Lane, Greenwich, CT 06830, Attention: Secretary;
telephone number:  (203) 862-4300.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

         (c) The description of the common stock, par value $.01 per share, of the Company (the "Common Stock") contained in the Company's Registration Statement on Form 8-A filed on July 18, 1995 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

    Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

    The class of securities offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the GCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances.
Article Eight of the Amended and Restated Certificate of Incorporation of the Company eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors and officers of the Company to the fullest extent permitted by the GCL. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advancement and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding. Article Seven of the Amended and Restated Bylaws provides indemnification to employees of the Company to the fullest extent permitted by the GCL.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. The Company believes that the limitation of liability provisions in the Amended and Restated Certificate of Incorporation will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as officers and directors of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    190,500 shares of Common Stock previously issued under the Company's 1995 Long Term Incentive and Share Award Plan to participants listed as Selling Stockholders in the Prospectus contained in this Registration Statement were awarded either in transactions not involving a sale or in reliance upon the exemption from the registration provisions of the Securities Act set forth in
Section 4(2) thereof.

ITEM 8.  EXHIBITS.

Exhibit
Number                                 Description
------                                 -----------
3.1 Amended and Restated Certificate of Incorporation of Risk Capital Holdings, Inc. (a)
3.2      Amended and Restated Bylaws of Risk Capital Holdings, Inc. (b)
4.1      Specimen Common Stock Certificate (a)
4.2.1 Class A Common Stock Purchase Warrants issued to Marsh & McLennan Risk Capital Holdings, Ltd. (b)
4.2.2 Class A Common Stock Purchase Warrants issued to The Trident Partnership, L.P. (b)
4.2.3    Class A Common Stock Purchase Warrants issued to Taracay Investors (b)
4.3 Class B Common Stock Purchase Warrants issued to Marsh & McLennan Risk Capital Holdings, Ltd. (b)
5        Opinion of Cahill Gordon & Reindel regarding the legality of the securities (c)
99.1     Risk Capital Holdings, Inc. 1995 Long Term Incentive and Share Award
         Plan (b)
99.2     Risk Capital Holdings, Inc. 1995 Employee Stock Purchase Plan (c)
23.1     Consent of Cahill Gordon & Reindel
23.2     Consent of Price Waterhouse LLP
24       Power of Attorney (c)

(a) Incorporated by reference to Amendment No. 3 to the Company's Registration Statement on Form S-1 (No. 33-94184), as filed with the Commission on August 11, 1995.

(b) Incorporated by reference to the Company's Annual Report on Form 10-K, as filed with the Commission on March 30, 1996.

(c) Incorporated by reference to the Company's Registration Statement on Form S-8 (No. 33-99974), as filed with the Commission on December 4, 1995.

ITEM 9.  UNDERTAKINGS.

    The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on December 26, 1996.

                                       RISK CAPITAL HOLDINGS, INC.



                                       By:     /s/ Mark D. Mosca
                                           -----------------------------------
                                           Name:      Mark D. Mosca
                                           Title:     President


    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                         Title                    Date


   /s/ Mark D. Mosca              President, Director      December 26, 1996
----------------------------      (Principal Executive
     Mark D. Mosca                Officer)


   /s/ Paul J. Malvasio           Managing Director,       December 26, 1996
----------------------------      Chief Financial
     Paul J. Malvasio             Officer and Treasurer
                                  (Principal Financial and
                                  Accounting Officer)


           *                      Chairman, Director       December 26, 1996
----------------------------
     Robert Clements


           *                      Director                 December 26, 1996
----------------------------
     Michael P. Esposito, Jr.


           *                      Director                 December 26, 1996
----------------------------
     Allan W. Fulkerson


           *                      Director                 December 26, 1996
----------------------------
     Lewis L. Glucksman

           *                      Director                 December 26, 1996
----------------------------
     Ian R. Heap


                                  Director                 December 26, 1996
----------------------------
     Thomas V. A. Kelsey


                                  Director                 December 26, 1996
----------------------------
     Mark N. Williamson


                                  Director                 December 26, 1996
----------------------------
     Philip L. Wroughton



*By:    /s/ Mark D. Mosca
    ----------------------
    Mark D. Mosca
    Attorney-in-Fact

                                    EXHIBIT INDEX

Exhibit
Number                                 Description
------                                 -----------

3.1 Amended and Restated Certificate of Incorporation of Risk Capital Holdings, Inc. (a)
3.2      Amended and Restated Bylaws of Risk Capital Holdings, Inc. (b)
4.1      Specimen Common Stock Certificate (a)
4.2.1 Class A Common Stock Purchase Warrants issued to Marsh & McLennan Risk Capital Holdings, Ltd. (b)
4.2.2 Class A Common Stock Purchase Warrants issued to The Trident Partnership, L.P. (b)
4.2.3    Class A Common Stock Purchase Warrants issued to Taracay Investors (b)
4.3 Class B Common Stock Purchase Warrants issued to Marsh & McLennan Risk Capital Holdings, Ltd. (b)
5        Opinion of Cahill Gordon & Reindel regarding the legality of the securities (c)
99.1     Risk Capital Holdings, Inc. 1995 Long Term Incentive and Share Award
         Plan (b)
99.2     Risk Capital Holdings, Inc. 1995 Employee Stock Purchase Plan (c)
23.1     Consent of Cahill Gordon & Reindel
23.2     Consent of Price Waterhouse LLP
24       Power of Attorney (c)

---------------

(a) Incorporated by reference to Amendment No. 3 to the Company's Registration Statement on Form S-1 (No. 33-94184), as filed with the Commission on August 11, 1995.

(b) Incorporated by reference to the Company's Annual Report on Form 10-K, as filed with the Commission on March 30, 1996.

(c) Incorporated by reference to the Company's Registration Statement on Form S-8 (No. 33-99974), as filed with the Commission on December 4, 1995.